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Exhibit 10.2

FIRST AMENDMENT TO THE SHAREHOLDERS
AGREEMENT OF DISCOVERY COMMUNICATIONS, INC.

        THIS FIRST AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF DISCOVERY COMMUNICATIONS, INC. is made as of this 20th day of December 1996, by and among Discovery Communications, Inc., Cox Communications Holdings, Inc., Newhouse Broadcasting Corporation ("Newhouse") as successor in interest to NewChannels TDC Investments, Inc., TCI Cable Education, Inc., John S. Hendricks and for the purposes stated herein only, LMC Animal Planet, Inc. ("LMC") and Liberty Media Corporation, a Colorado corporation ("Liberty").

        WHEREAS, Section 10.03 of that certain Shareholders Agreement dated as of November 30, 1991, by and among Discovery Communications, Inc., Cox Communications Holdings, Inc., Newhouse as successor in interest to NewChannels TDC Investments, Inc., TCI Cable Education, Inc., John S. Hendricks and for purposes of Section 4.02 only, Discovery Programming Investment, Inc. (the "Shareholders Agreement") provides for amendment of the Shareholders Agreement;

        NOW, THEREFORE, the parties hereto intending to be legally bound, agree as follows:

        1.     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Shareholders Agreement.

        2.     The parties hereto agree that the Shareholders Agreement is hereby amended as follows:

          2.1   (a) Article I of the Shareholders Agreement is hereby amended to add the following definitions:

            "Partnership Agreement" shall mean the Limited Partnership Agreement of Animal Planet, L.P. dated as of December 20, 1996 by and among Animal Planet, L.L.C., LMC, Newhouse and Cox.

            "Partnership Interest" shall mean any and all equity interest in Animal Planet, L.P., a Delaware limited partnership, which any Stockholder or any Affiliate thereof now holds or has the right to acquire or which any Stockholder or any Affiliate thereof hereafter acquires or has the right to acquire, irrespective of the manner of such acquisition, including, without limitation, any equity interest acquired by reason of any purchases by, or transfer or issuance to, any such Stockholder or any Affiliate thereof; provided, however, that "Partnership Interest" shall not include any Senior Preferred Partnership Units in Animal Planet, L.P.

            (b)   Article I of the Shareholders Agreement is hereby amended to add the following to the end of the definition of "Shares":

            ", together with any Partnership Interest of such Stockholder or Affiliate."

          2.2   The introductory clause of Section 6.01(a) shall be deleted in its entirety, and the following substituted therefor:

            "There shall be no Transfer by any Stockholder of any Shares, or by any Partner of any portion of its Partnership Interest, in any manner or by any means whatsoever except for the following Transfers which shall be permitted provided that the transferor complies with all of the applicable requirements in this Article VI. For purposes of this Article VI, "Stockholder" means Cox, Newhouse, TCID, LMC, Hendricks, and their permitted assignees and transferees (other than an assignee or transferee of Shares pursuant to the exercise of a remedy by the Agent or the Banks under a Pledge Agreement which assignee or transferee is not a party hereto)."

          2.3   The ninth line of clause 6.02(d) of the Shareholders Agreement is amended to add the following after "Offered Shares":

            "(and documents appropriate to transfer the Partnership Interest)"

          2.4   The tenth and fourteenth lines of Article IX of the Shareholders Agreement are amended to add following after "hereunder" in each such line:

            "or under the Partnership Agreement, as applicable,"

        3.     Prior to the date hereof, NewChannels TDC Investments, Inc. transferred its Shares to its parent corporation, Newhouse Broadcasting Corporation, a New York corporation, pursuant to Section 6.01(a)(i) of the Shareholders Agreement. Newhouse Broadcasting Corporation hereby agrees to be bound by and assume all obligations and restrictions under the Shareholders Agreement as if Newhouse Broadcasting Corporation were an original party to the Shareholders Agreement and as if all references in the Shareholders Agreement to "Stockholder" referred to Newhouse Broadcasting Corporation.

        4.     Article VI of the Shareholders Agreement is amended by adding the following Section 6.08 at the end thereof:

            "6.08     Transfer of Stock of TCID and LMC.

            Liberty Media Corporation ("Liberty") hereby agrees that it shall not, directly or indirectly, Transfer, or permit the Transfer of, the capital stock of TCID or LMC in such a manner that both TCID and LMC are not controlled by the same person. For these purposes, "controlled" shall have the meaning as ascribed thereto in the definition of the term "Affiliate." Liberty shall cause any transferee of the capital stock of TCID and LMC to execute and deliver to the Company a written agreement to the effect that such transferee shall be subject to the obligations and restriction set forth in this Section 6.08 as if such transferee were an original party hereunder and as if all references in this Agreement to "Liberty" referred to such transferee."

        5.     This First Amendment shall become effective immediately upon the execution of this First Amendment by all parties hereto.

        6.     Except as expressly modified hereby, the Shareholders Agreement shall remain in full force and effect.

        7.     This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties herein have executed this instrument as of the date first set forth above.

                      /s/ DISCOVERY COMMUNICATIONS, INC.

                      /s/ JOHN S. HENDRICKS

                      /s/ COX COMMUNICATIONS HOLDINGS, INC.

                      /s/ NEWHOUSE BROADCASTING CORPORATION

                      /s/ TCI CABLE EDUCATION, INC.

                      /s/ LMC ANIMAL PLANET, INC.

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FIRST AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF DISCOVERY COMMUNICATIONS, INC.